Exhibit 4.19

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED SUBSCRIPTION FORM

Investor ID Number

THIS SUBSCRIPTION FORM, INCLUDING THE ACCOMPANYING INSTRUCTIONS, SHOULD BE READ CAREFULLY BEFORE THIS SUBSCRIPTION FORM IS COMPLETED.

ICO Global Communications (Holdings) Limited is conducting a rights offering (the “Rights Offering”) which entitles the holders of shares of the Company’s Class A common stock and Class B common stock (the “Stock”), as of the close of business on February 8, 2010 (the “Record Date”) to receive 1 Right (each, a “Right”) for 1 share(s) of Stock held of record on the Record Date. Holders of Rights are entitled to subscribe for and purchase .2056 share(s) of Class A common stock for every Right (the “Basic Subscription Right”) at a subscription price of $0.70 per share.

For a more complete description of the terms and conditions of the Rights Offering, please refer to the Prospectus Supplement dated February 17, 2010 (the “Supplement”), which is incorporated herein by reference. Copies of the Supplement are available upon request from BNY Mellon Shareowner Services (toll free 1-866-289-2089).

I hereby irrevocably subscribe for the number of shares of Class A common stock indicated on this form upon the terms and conditions specified in the Supplement relating thereto. Receipt of the Supplement is hereby acknowledged.

Œ Signature:This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X
Signature of Stockholder	Date	Daytime Telephone #

X
Signature of Stockholder	Date	Daytime Telephone #

PLEASE CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER (TIN) BY COMPLETING THE INFORMATION IN BOX NUMBER  ON THE REVERSE SIDE.

SEE INSTRUCTIONS ON THE REVERSE SIDE

☐ BASIC SHARES TO SUBSCRIBE

                                                                               WHOLE SHARES

Ž☐ OVER SUBSCRIPTION FOR SHARES

                                                                               WHOLE SHARES

ENCLOSED IS MY CHECK FOR $



SUBSCRIPTION CERTIFICATE NUMBER		CUSIP NUMBER

BASIC SHARES TO SUBSCRIBE	RIGHTS	RECORD DATE SHARES

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED

SUBSCRIPTION FOR RIGHTS OFFERING

FEBRUARY 8, 2010

A.	Number of Shares of Class A common stock subscribed for through the basic subscription privilege (not to exceed .2056 Share for each Right held, rounded up to the nearest whole Share): Shares

B.	Number of Shares of Class A common stock subscribed for through the over subscription privilege (No limit, except basic subscription must be fully exercised): Shares

C.	Total Subscription Price (sum lines A and B multiplied by $0.70): $

D.	Method of Payment:

❒ (1)	Certified or Cashier’s check or money order payable to BNY Mellon Shareowner Services (acting on behalf of The Bank Of New York Mellon, N.A., the Subscription Agent).

HOW TO CONTACT BNY MELLON SHAREOWNER SERVICES

By Telephone – 9 a.m. to 6 p.m. New York Time, Monday through Friday, except for bank holidays:

      From within the U.S., Canada or Puerto Rico

              1-866-289-2089 (Toll Free)

From outside the U.S.

            1-201-680-6579 (Collect)

SUBSCRIPTION TO PURCHASE “SHARES” OF CLASS A COMMON STOCK OF ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED RETURN TO: THE BANK OF NEW YORK MELLON, N.A. C/O BNY MELLON SHAREOWNER SERVICES

WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail:	By Overnight Courier or By Hand:

BNY Mellon Shareowner Services	BNY Mellon Shareowner Services
Attn: Corporate Action Dept.	Attn: Corporate Action Dept., 27th Floor
P.O. Box 3301	480 Washington Boulevard
South Hackensack, NJ 07606	Jersey City, NJ 07310

THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 9, 2010 AND THIS SUBSCRIPTION CERTIFICATE IS VOID THEREAFTER.

	SUBSTITUTE FORM W-9 – Department of the Treasury, Internal Revenue Service Payer’s Request for Taxpayer Identification Number (TIN)

Part 1 – PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER (“TIN”) IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	â FILL IN the space below.

Under penalties of perjury. I certify that:
1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
EXEMPT PAYEE ☐

2.

I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

Please check appropriate box: Individual/Sole proprietor ☐ Corporation ☐ Partnership ☐
Limited liability company ☐ Enter the tax classification D=disregarded entity ☐ C=corporation ☐ P=partnership ☐
3.	I am a U.S. citizen or other U.S. person (including a U.S. resident alien).	☐ Other „

Signature Date

COMPLETE ALL APPLICABLE SECTIONS OF THIS FORM USING THE INSTRUCTIONS BELOW.

Œ	Sign and date Box 1 and include your day time phone number.

	Place an ☒ in the box and fill in the number of whole shares you wish to subscribe for under your basic subscription privileges.

Ž	Place an ☒ in the box and fill in the number of whole shares you wish to over subscribe for your over subscription privileges. (No limit, except basic subscription must be fully exercised).

	Rights card and calculation section for determining your basic/oversubscription privileges.

	PLEASE SIGN IN BOX 6 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 6 and sign to certify. Please note that BNY Mellon Shareowner Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non - U.S. Taxpayer, please complete and return form W-8BEN.

THIS RIGHTS OFFERING HAS BEEN QUALIFIED OR IS BELIEVED TO BE EXEMPT FROM QUALIFICATION ONLY UNDER THE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATES IN THE UNITED STATES. RESIDENTS OR OTHER JURISDICTIONS MAY NOT PURCHASE THE SECURITIES OFFERED HEREBY UNLESS THEY CERTIFY THAT THEIR PURCHASES OF SUCH SECURITIES ARE EFFECTED IN ACCORDANCE WITH THE APPLICABLE LAWS OF SUCH JURISDICTIONS.

THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 9, 2010 AND THIS SUBSCRIPTION CERTIFICATE IS VOID THEREAFTER.